UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2011

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699
Of. 802
San Isidro, Lima, Peru
(Address of principal executive offices, including zip code)

(51) 1-212-1880
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on December 9, 2010, December 17, 2010, December 30, 2010, and January 31, 2011, we held closings of a private placement offering (the “Offering”) with respect to an aggregate of 11,266,663 units of our securities (the “Units”) to institutional and accredited investors and non-U.S. persons for aggregate gross proceeds of approximately $1,690,000, at an offering price of $0.15 per Unit.  Each Unit consists of (i) one share of our common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant to purchase one share of Common Stock at an exercise price of $0.15 per share (the “Warrants”).  The Warrants will be exercisable from issuance until five years after the final closing of the Offering.

On February 23, 2011, we consummated the final closing of the Offering, closing on the sale of 400,000 Units in such closing for gross proceeds of $60,000.

The subscription agreements (the “Subscription Agreements”) between us and each investor (each “Subscriber”) in the Offering provide the Subscribers with certain “piggyback” registration rights covering the shares of Common Stock included in the Units and the shares of Common Stock issuable upon exercise of the Warrants.

We entered into an agreement to pay a finder (the “Finder”) cash fees of 7% of the purchase price of each Unit sold in the Offering to investors introduced to us by the Finder (the “Introduced Investors”), and to issue such Finder five-year warrants (the “Finder Warrants”) exercisable at $0.15 per share to purchase a number of shares of Common Stock equal to up to 7% of the shares of Common Stock included in the Units sold in the Offering to the Introduced Investors. As a result of the sales of the Units in the February 23, 2011, closing, we have paid $4,200 of fees to the Finder and have issued Finder Warrants to purchase an aggregate of 28,000 shares of Common Stock.

The sale of the Units and the securities contained therein were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Common Stock and had the ability to bear the economic risks of the investment, and that they had adequate access to information about us.

As previously disclosed, on November 8, 2010, and November 15, 2010,  we held closings of a private placement offering (the “November Offering”) of an aggregate of 4,000,000 units of our  securities (the “November Units”) to institutional and accredited investors and non-U.S. persons for aggregate gross proceeds of $200,000, at an offering price of $0.05 per November Unit. Each November Unit consists of (i) one share of Common Stock, and (ii) a warrant to purchase one share of Common Stock at an exercise price of $0.05 per share (the “November Warrants”). The November Warrants are exercisable from issuance until November 15, 2015.  The subscription agreements (the “November Subscription Agreements”) between us and each investor (each “November Subscriber”) in the November Offering provide each November Subscriber with the right (the “Double Option”), subject to certain conditions, to purchase, at any time prior to November 8, 2011, a number of additional November Units (“Double Units”) up to the number of November Units purchased at the closing of the November Offering by such November Subscriber.  The November Subscription Agreements provide the November Subscribers with certain “piggyback” registration rights covering the shares of Common Stock included in the November Units (including any Double Units) and the shares of Common Stock issuable upon exercise of the November Warrants (including November Warrants included in any Double Units).

On March 8, 2011, a November Subscriber exercised Double Options, pursuant to the November Subscription Agreements, to purchase 300,000 Double Units for aggregate gross proceeds to us of $15,000.  The issuance of the Double Units and the securities contained therein were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.

The equity securities sold in the aggregate since our last periodic report constitute less than 5% of the number of shares of our Common Stock outstanding and are being reported in this current report on a voluntary basis.

Item 3.03	Material Modification to Rights of Security Holders

The information under Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Our Board of Directors adopted resolutions authorizing an amendment to our Articles of Incorporation to increase our authorized capitalization from 300,000,000 shares consisting of 290,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, to 1,000,000,000 shares, consisting of 990,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

On March 15, 2011, the amendment had been approved by the written consent of stockholders holding a majority of the outstanding shares of our common stock as of the record date.  We filed the amendment with the Secretary of State of the State of Nevada on March 15, 2011, and the increase became effective as of that date.

Item 5.07	Submission of Matters to a Vote of Security Holders

Our Board of Directors adopted resolutions authorizing an amendment to our Articles of Incorporation, and directed that the same be submitted to our stockholders for approval by written consent in lieu of a special meeting.  The amendment provided that Article IV of our Articles of Incorporation shall be amended and restated in its entirety to read as follows:

IV.  Authorized Capital Stock.

A.  The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is one billion (1,000,000,000) shares, consisting of nine hundred ninety million (990,000,000) shares of common stock, par value of $0.001 per share (“Common Stock”), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

B.  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

On March 15, 2011, such amendment was duly approved by the written consent of stockholders holding a majority of the outstanding shares of our common stock.  Under Nevada law, no meeting of stockholders was required to approve this amendment.  As of March 15, 2011, the record holders of an aggregate of 59,682,995 shares of our common stock (approximately 53.0% of the shares outstanding and entitled to vote as of the record date) approved the amendment by written consent.  As no meeting was held, there were no votes against, nor any abstentions or broker non-votes.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation of Li3 Energy, Inc. (1)

(1)  Filed with the Securities and Exchange Commission on March 16, 2011 as an exhibit to the Registrant’s registration statement on Form 8-A, which exhibit is incorporated herein by reference.

[Signature page follows immediately]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: March 21, 2011	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer